UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 24, 2022

Apria, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40053	82-4937641
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7353 Company Drive

Indianapolis, Indiana 46237

(Address of Principal Executive Offices) (Zip Code)

(800) 990-9799

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	APR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On March 24, 2022, Apria, Inc. (“Apria”) held its special meeting of stockholders (the “Special Meeting”) in connection with the Agreement and Plan of Merger, dated January 7, 2022 (as amended or modified from time to time, the “Merger Agreement”), among Apria, Owens & Minor, Inc. (“Parent”) and StoneOak Merger Sub Inc. (“Merger Sub”), an indirect, wholly-owned subsidiary of Parent, pursuant to which Merger Sub will be merged with and into Apria and Apria will survive the merger as an indirect, wholly-owned subsidiary of Parent (the “Merger”). As of the close of business on February 17, 2022, the record date for the Special Meeting, there were 35,644,720 shares of Apria’s common stock issued and outstanding, of which 31,354,324 shares (representing approximately 88% of the shares of Apria’s common stock issued and outstanding on the record date) were represented in person or by proxy at the Special Meeting. The results for each of the matters voted on at the Special Meeting are set forth below:

Proposal I - Adoption of the Merger Agreement (the “Merger Proposal”).

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
31,271,616	28,467	54,241	N/A

The Merger Proposal was approved by the stockholders, by an affirmative vote of the holders of approximately 88% of the voting power of the shares of Apria’s common stock outstanding as of the close of business on the record date.

Proposal II - Approval, on a non-binding, advisory basis, of certain compensation that will or may be paid by Apria to its named executive officers that is based on or otherwise relates to the Merger (the “Named Executive Officer Merger-Related Compensation Proposal”).

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
28,371,975	1,811,299	1,171,050	N/A

The Named Executive Officer Merger-Related Compensation Proposal was approved by the stockholders, on an advisory basis, by the holders of approximately 91% of the voting power of the shares of Apria’s common stock present in person or represented by proxy at the Special Meeting.

Proposal III - Adjournment of the Special Meeting from time to time, if necessary or appropriate, as determined in good faith by the board of directors of Apria, including for the purpose of soliciting additional votes for the approval of the Merger Proposal if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”).

In connection with the Special Meeting, Apria solicited proxies with respect to the Adjournment Proposal. Because there were sufficient votes from Apria stockholders to approve the Merger Proposal, adjournment of the Special Meeting was unnecessary and the Adjournment Proposal was not called.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APRIA, INC.

Date: March 24, 2022	/s/ Michael-Bryant Hicks
Name: Michael-Bryant Hicks
Title: Executive Vice President, General Counsel and Secretary